UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

RESOURCE REAL ESTATE INVESTORS 6, L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53652

Delaware	37-1548084
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Crescent Drive

Suite 203

Navy Yard Corporate Center

Philadelphia, PA 19112

(Address of principal executive offices, including zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 1, 2017, a wholly-owned subsidiary of Resource Real Estate Investors 6, L.P. (“RRE Sub”), sold its apartment complex located in San Antonio, Texas to Knightvest Acquisitions, LLC (“Buyer”), an unrelated third party, for approximately $19.5 million, pursuant to that certain Agreement of Purchase and Sale dated as of April 3, 2017, between RRE Sub and Buyer (the “Agreement”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The response to this item is included in Item 1.01 above and is incorporated herein by this reference with respect to the Agreement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2017	RESOURCE REAL ESTATE INVESTORS 6, L.P.

By: Resource Capital Partners, Inc., its general partner

	By:	/s/ Kevin M. Finkel
Name: Kevin M. Finkel
Title: President